Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-181776, No. 333-139136, No. 333-126608, No. 333-126607, No. 333-87920, and No. 333-166881) of LIN TV Corp. and on Form S-3 (No. 333-167326) of LIN TV Corp. our report dated April 23, 2012 relating to the financial statements of New Vision Television, LLC and Subsidiaries, which appears in this Current Report on Form 8-K of LIN TV Corp. and LIN Television Corporation dated October 17, 2012.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA
October 17, 2012